Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACT:
Moosa E. Moosa	Jane Miller
EVP/Chief Financial Officer	Corporate Relations Manager
(603) 595-7000	(603) 594-8585 ext. 3346
jmiller@presstek.com

PRESSTEK CFO MOOSA E. MOOSA
PROMOTED TO EXECUTIVE VICE PRESIDENT

Hudson, NH — January 24, 2005 — Presstek Inc. (Nasdaq:PRST), a leading manufacturer and marketer of environmentally responsible high tech digital imaging solutions for the graphic arts and laser imaging markets, today announced that in addition to his continuing role as Chief Financial Officer, Moosa E. Moosa has been promoted to the newly created position of Executive Vice President at the company.

Moosa has been the chief financial officer and vice president — finance at Presstek since March 2002. Prior to joining Presstek, Moosa was executive vice president, chief financial officer and treasurer at Rebar, LLC, a group of technology-based companies. Prior to Rebar, Moosa was vice president — finance, treasurer and chief financial officer, as well as vice president — mergers and acquisitions and investor relations at Chemfab Corporation, a NYSE multinational manufacturer of PTFE composites, engineered products and materials systems for specialized applications. He is a certified public accountant and an AICPA member. Moosa has a Bachelor of Commerce degree from the University of Durban-Westville, South Africa. He also received post-graduate diplomas in accounting and taxation law from the Universities of Natal and Witwatersrand, respectively, in South Africa, and was a Fellow at Harvard University in the U.S., where he completed the Program for Management Development.

Presstek’s President and Chief Executive Officer Edward J. Marino said, “Moosa’s incredibly strong financial insight and solid business experience has been a cornerstone to Presstek’s success over the past three years. His wise counsel has been an invaluable instrument for Presstek’s executive team, as well as its board of directors. He was key to the successful management of the transformation at Presstek and the success of our recent acquisitions. Moosa has proven himself to be an excellent contributor and leader. His promotion to Executive Vice President recognizes his significant role in the company’s future.”

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About Presstek
Presstek, Inc. is a leading manufacturer and marketer of environmentally responsible high tech digital imaging solutions to the graphic arts and laser imaging markets. Presstek’s patented DI®, CTP and plate products provide a streamlined workflow in a chemistry-free environment, thereby reducing printing cycle time and lowering production costs. Presstek solutions are designed to make it easier for printers to cost effectively meet increasing customer demand for high-quality, shorter print runs and faster turnaround while providing improved profit margins.

Presstek subsidiary Precision Lithograining Corporation is a manufacturer of high quality digital and conventional printing plate products, including Presstek’s award-winning, chemistry-free Anthem plate. Presstek subsidiary Lasertel, Inc., manufactures semiconductor laser diodes for Presstek’s and external customers’ applications. ABDick, a Presstek Company, manufactures and markets graphic arts and printing equipment and supplies for all stages of document creation — pre-press, press and post-press — and provides continuing service and support.

For more information on Presstek, visit www.presstek.com, call 603-595-7000 or email: info@presstek.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the successful integration of members of Presstek and ABDick’s senior management. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Presstek to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to Presstek and ABDick’s ability to successfully integrate members of its senior management and the impact of general market factors in the print industry generally and the economy as a whole. Other risks are detailed in Presstek’s filings with the Securities and Exchange Commission. The words “looking forward,” “anticipates,” “expects,” “will,” “believe(s),” “may,” “is expected to,” “likely”, and similar expressions, among others, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Presstek undertakes no obligation to update any forward-looking statements contained in this new release.

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